UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):         December 29, 2003
                                                            -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    0-30275               23-3057155
   ------------------------       ----------------       --------------------
(State or other jurisdiction of     (Commission            (IRS Employer
        incorporation)              File Number)         Identification No.)

                One Logan Square
           130 N. 18th St., Suite 2615
           Philadelphia, Pennsylvania                           19103
 -----------------------------------------------          --------------------
    (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.           Regulation FD Disclosure

     I-trax, Inc. held an investor conference call on Monday, December 29, 2003. The conference call was accessible by the investing public through an "800" number and publicized through a press release. The purpose of the call was for Frank A. Martin, Chief Executive Officer of I-trax, and Haywood D. Cochrane, Jr., the Chief Executive Officer of Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare), to discuss the recently announced merger agreement between CHD Meridian and I-trax, pursuant to which CHD Meridian would merge with and into a wholly owned subsidiary of I-trax. On the conference call, Mr. Martin and Mr. Cochrane discussed the following aspects of their respective businesses:

o At this time, CHD Meridian is providing its service to approximately 25% of its clients' employee and dependent population. CHD Meridian and I-trax's management believe that the combined companies could expand their relationships with CHD Meridian's existing clients by offering I-trax's services to the remaining 75% of those clients' employee and dependent population.

o The combined companies expect to experience "top line" and "bottom line" growth of approximately 20% year over year over the following three years.

o CHD Meridian's 2003 revenues are expected to be approximately $182 million, of which approximately $85 million will come from its pharmacy business, approximately $45 to $50 million will come from its primary care business, approximately $30 to $35 million will come from its occupational health business and $10 to $15 million will come from its corporate health business. CHD Meridian anticipates 2003 earnings before interest, taxes, depreciation and amortization of approximately $6.7 million. CHD Meridian is a calendar year company.

o CHD Meridian's current service contracts are structured as "cost plus." This model generates profitability margins of approximately 15% to 20%. CHD Meridian management believes that with regard to certain of its existing clients and certain potential clients there is an opportunity to improve these margins by structuring contracts such that CHD Meridian receives a percentage of long term savings generated by CHD Meridian's programs. The latter structure is similar to that employed by I-trax.

o Upon consummation of the transaction, the combined companies will show goodwill of approximately $34 million.

o A tape of today's conference call will be available through February 15th by calling 800-642-1687 and referencing the conference ID number of 4723072.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  I-TRAX, INC.



Date:  December 29, 2003                     By:   /s/ Frank A. Martin
                                                 -------------------------------
                                             Name:   Frank A. Martin
                                             Title:  Chief Executive Officer